As filed with the Securities and Exchange Commission on June 16, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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First Trust Senior Floating Rate Income Fund II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 16, 2026

Dear Shareholder:

I am writing to inform you of a very important matter that will significantly affect your investment in First Trust Senior Floating Rate Income Fund II (“FCT” or the “Target Fund”), a closed-end fund. It is anticipated that the Target Fund will reorganize into First Trust Flexible Income ETF, a newly formed exchange-traded fund (the “Acquiring Fund” and, together with the Target Fund, the “Funds”) after securing the shareholder vote approving the reorganization, which is scheduled for June 25, 2026. Pending the approval of shareholders, the reorganization is currently expected on or about August 7, 2026 (the “REORGANIZATION DATE”).

Computershare, Inc. is the Transfer Agent for the Target Fund shares and can no longer support your account once the reorganization occurs. This letter is to provide you with instructions on how to process your shares. Your share ownership is considered a direct account with the existing closed-end fund. Please determine which of the following reflects your status and proceed with the instructions provided.

We are sending this notice now, so that you have time to complete the steps below, as needed. Assuming the reorganization is approved, we plan to send another notice confirming the shareholder vote following the June 25, 2026 vote. These dates are not final until the reorganization is approved, which is anticipated to occur when the shareholder vote is complete on June 25, 2026.

The following actions must be completed at least 10 DAYS PRIOR TO THE REORGANIZATION DATE. If you do not do anything, 10 DAYS PRIOR TO REORGANIZATION DATE, we will automatically sell your shares two (2) days later, which is 8 days prior to the REORGANIZATION DATE.

Non-Certificated Shareholder (shares not purchased with a physical certificate)

•	Your options are as follows:
o	Contact your broker and inform them of your decision to transfer your closed end fund shares to your brokerage account at least 10 days prior to the REORGANIZATION DATE (expected to be July 28, 2026).
o	Redeem your shares by notifying Computershare Trust Company, N.A. (“Computershare”) at least 10 days prior to the REORGANIZATION DATE, the transfer agent for the fund, at 866-340-1104.

First Trust Portfolios L.P. • First Trust Advisors L.P. • 1-800-621-1675 • www.ftportfolios.com

Certificated Shareholder (shares purchased with a physical certificate)

•	Your options are as follows:
o	You must surrender the “original” share certificate(s) to Computershare at least 15 days prior to the REORGANIZATION DATE (expected to be July 23, 2026).
▪	If the original share certificates are available, you may work with Computershare, or your broker, to surrender the certificates to either redeem your shares, or transfer your shares to your brokerage account. This process must be started at least 21 DAYS PRIOR TO THE REORGANIZATION DATE (expected to be July 17, 2026).

▪	If the original share certificates cannot be found, you will need to complete an Affidavit of Lost, Missing or Destroyed Certificates. You, or your broker, can reach out to Computershare to provide the appropriate documentation.
•	This process must be started at least 28 DAYS PRIOR TO THE REORGANIZATION DATE (expected to be July 10, 2026).

Please contact Computershare if you have any questions at 866-340-1104.

Very truly yours,

By:

Derek Maltbie
Treasurer of First Trust Senior Floating Rate
Income Fund II